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                                                               EXHIBIT 21

SUBSIDIARIES OF REGISTRANT
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Pulitzer Broadcasting Company
Star Publishing Company
WDSU Television, Inc.
WESH Television, Inc.
KCCI Television, Inc.
Pulitzer Technologies, Inc.
News Information, Inc.
Frank Popper Productions, Inc.
WEJ Investment Company
Pulitzer Ventures, Inc.
Pulitzer Ventures II, Inc.
Pulitzer Ventures III, Inc.
Pulitzer Sports, Inc.
Pulitzer Sports II, Inc.
Lerner Newspapers, Inc.
Pulitzer Community Newspapers, Inc.
First Scripps League Realty Company
PCN Service Company
Hanford Sentinel, Inc.
Perry County Publishing Company
Napa Valley Publishing Company
Scripps Vermont Newspaper Company
Flagstaff Publishing Company
Santa Maria Times, Inc.
Haverhill Publishing, Inc.
Sonoma-Marin Publishing Company
Kauai Publishing Company
Northern Lakes Publishing Company
Northern Illinois Publishing Company
Southwestern Oregon Publishing Company
Eastern Missouri Publishing Company
Midway Driller, Inc.
Southwest Montana Publishing Company